UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2025

Honeywell International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8974	22-2640650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 S. Mint Street, Charlotte, NC	28202
(Address of Principal Executive Offices)	(Zip Code)

(704) 627-6200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	HON	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2027	HON 27	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2028	HON 28A	The Nasdaq Stock Market LLC
3.375% Senior Notes due 2030	HON 30	The Nasdaq Stock Market LLC
0.750% Senior Notes due 2032	HON 32	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2032	HON 32A	The Nasdaq Stock Market LLC
4.125% Senior Notes due 2034	HON 34	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2036	HON 36	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2025, Honeywell International Inc. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with Elliott Investment Management L.P., Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”).

Pursuant to the Agreement, the Board of Directors of the Company (the “Board”) agreed to increase the size of the Board by one, appoint Marc Steinberg (the “New Director”) to the Board, effective as of May 31, 2025 (the “Effective Date”), with an initial term expiring at the Company’s 2026 annual meeting of shareowners (the “2026 Annual Meeting”), and include the New Director in the Company’s slate of nominees for election at the 2026 Annual Meeting.

In connection with his appointment to the Board, the Board determined that the New Director qualified as an independent director under the listing rules of The Nasdaq Stock Market and the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Agreement also includes certain voting commitments, customary standstill restrictions and mutual non-disparagement provisions, including that Elliott will not acquire in excess of 4.9% beneficial ownership of or 7.5% aggregate economic exposure to the Company’s outstanding common stock, during the Cooperation Period (as defined below). Absent an uncured material breach of the Agreement by the Company or the Company’s entry into certain extraordinary transactions (excluding the previously announced separation of the Company’s Automation and Aerospace Technologies businesses or spin-off of the Company’s Advanced Materials business), the standstill restrictions on Elliott will remain in effect until the later of (i) thirty calendar days before the nomination deadline for shareowners to nominate non-proxy access director candidates for the 2026 Annual Meeting and (ii) five calendar days after the date on which the New Director ceases to serve on the Board (the “Cooperation Period”).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

On May 28, 2025, the Company issued a press release announcing the appointment of the New Director to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the matters included under Item 1.01 are incorporated into this Item 5.02 by reference.

On the Effective Date, the New Director will also be appointed to serve as a member of the Audit Committee of the Board.

The New Director will receive the same compensation as the Company’s other non-employee directors.

There are no arrangements or understandings between the New Director and any other person pursuant to which the New Director was appointed as a director other than with respect to the matters referred to in Item 1.01. At this time, there are no transactions in which the New Director has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, by and among Elliott Investment Management L.P., Elliott Associates, L.P., Elliott International, L.P. and Honeywell International Inc., dated as of May 28, 2025

99.1	Press Release, dated as of May 28, 2025

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HONEYWELL INTERNATIONAL INC.

Date: May 28, 2025	By:	/s/ Su Ping Lu
Su Ping Lu
Senior Vice President, General Counsel and Corporate Secretary